Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 114 to Registration Statement No. 002-86711 on Form N-1A of our report dated December 10, 2013 relating to the financial statements and financial highlights of Fidelity Advisor International Capital Appreciation Fund, our report dated December 11, 2013 relating to the financial statements and financial highlights of Fidelity Advisor Emerging Markets Fund, and our report dated December 16, 2013 relating to the financial statements and financial highlights of Fidelity Advisor Europe Capital Appreciation Fund, each a fund of Fidelity Advisor Series VIII, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series VIII for the year ended October 31, 2013, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

December 20, 2013